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                                                                       Exhibit 3

THIS POWER OF ATTORNEY is made on 19 July by LEND LEASE INTERNATIONAL PTY LIMITED (ABN 28 000 489 109) of Level 46, Tower Building, Australia Square, Sydney NSW 2000, Australia (the "Principal").

1.       Appointment

The Principal appoints each of the persons named in schedule 1 (each an "Attorney") as the attorney of the Principal. This power of attorney expires on 31 August 2001.

2.       Powers

Each Attorney is empowered to do the following:

(a) execute under hand or under seal and deliver either conditionally or unconditionally each document described in schedule 2 (each an "Approved Document") in a form and substance as the attorney thinks fit;

(b)      complete any blanks in an Approved Document;

(c) amend an Approved Document as the Attorney thinks fit (including, but not limited to, amending the parties), and execute and deliver as in clause 2(a) any document which effects or evidences the amendment;

(d) do anything which in the opinion of the Attorney is necessary or incidental to:

         (1)      any document referred to in clauses 2(a) and 2(c); or
         (2) any transaction contemplated by any document referred to in clauses 2(a) and 2(c);

(e) to do any other thing (whether or not of the same kind as the above) which in the opinion of the Attorney is necessary, expedient or desirable for giving effect to the provisions of this deed poll.

3.       Use of Name

Each Attorney may exercise its powers under this deed poll in the name of the Principal or in the name of the Attorney and as the act of the Principal.

4.       Benefit of Attorney

Each Attorney may exercise its powers under this deed poll even if the Attorney benefits from the exercise of that power.

5.       Ratification

The Principal undertakes to ratify and confirm any act of each Attorney in exercise of its powers under this deed poll.

6.       No warranty

The exercise by any Attorney of any power under this deed poll does not connote:

(a)      a warranty, express or implied, on the part of the Attorney as to:

         (1)      the Attorney's authority to exercise the power; or
         (2)      the validity of this deed poll; or

(b) an assumption of personal liability by the Attorney in exercising the power.

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7.       Indemnity

The Principal indemnifies each Attorney against all claims, demands, losses, damages, costs and expenses however suffered or incurred by the Attorney in respect of the exercise of any of its powers under this deed poll.

8.       Registration and Stamping

The Principal must do all things necessary to ensure the registration and stamping of this deed poll in all jurisdictions in which it must be registered and stamped to ensure its enforceability and validity for the purposes of this deed poll.

                             Schedule 1 - Attorneys

1.       Mark Skinner

                         Schedule 2 - Approved Documents

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Document                              Parties
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
Voting Agreement                      Lend Lease International Pty Limited, Steven M. Golden,
                                      Steven M. Golden Revocable Living Trust dated 3/3/98, Steven
                                      M. Golden L.L.C., Matthew Moog, Moog Investment Partners LP,
                                      Robert J. Kamerschen, Hugh R. Lamle, HLBL Family Partners
                                      LP, Hugh and Betsy Lamle Foundation, [Richard Rogel Limited
                                      Partnership], Richard H. Rogel Revocable Living Trust dated
                                      3/21/90, Richard Rogel - Charitable Remainder Trust,
                                      Landmark Communications, Inc., and Landmark Ventures VII, LLC.
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Registration Rights Agreement         Landmark Ventures VII, LLC and any affiliates or transferee thereof, Lend Lease International Pty Limited , Steven M.
                                      Golden, Steven M. Golden Revocable Living Trust dated
                                      3/3/98, Steven M. Golden L.L.C., Matthew Moog, Richard H.
                                      Rogel, Richard H. Rogel Revocable Living Trust dated
                                      3/31/90, Richard Rogel - Charitable Remainder Trust, Hugh R.
                                      Lamle, HLBL Family Partners LP, Ronald G. Zack, M.D., and
                                      coolsavings.com inc.
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Any document, whether or not of the same kind as that listed above, which in the opinion of any Attorney is necessary or expedient for giving effect to the provisions of the above document.
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Any other document which is incidental to, related to, ancillary or supplemental to, or necessary or desirable to be entered into in connection with, the above document.
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


Executed by the Principal as a deed poll:

The Common Seal of
LEND LEASE INTERNATIONAL PTY LIMITED                        [SEAL]
was hereunto affixed by the authority of the Directors in the presence of:

/s/ Janet Elizabeth Campbell              /s/ Philip William Crewes
-----------------------------------       -------------------------------------
Secretary                                 Director

Janet Elizabeth Campbell                  Philip William Crewes
-----------------------------------       -------------------------------------
Name (please print)                       Name (please print)

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